Exhibit 10.1

NOTICE OF WAIVER

This Notice of Waiver, dated as of January 17, 2023, is made by KludeIn I Acquisition Corp., a Delaware corporation (the “Purchaser”).

Reference is made to that certain Agreement and Plan of Merger, dated as of May 18, 2022 (as amended to date and as may be further amended, supplemented, modified and/or restated from time to time in accordance with its terms, the “Merger Agreement”), by and among the Purchaser, Near Intelligence Holdings, Inc., a Delaware corporation (“Near”), Paas Merger Sub 1, a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub 1”), and Paas Merger Sub 2, a Delaware limited liability company and a wholly-owned subsidiary of the Purchaser (“Merger Sub 2”), pursuant to which, among other things, (i) Merger Sub 1 shall merge with and into the Company, with the Company continuing as the surviving entity (the “First Merger”), and as a result of which, among other things, all of the issued and outstanding capital stock of the Company as of immediately prior to the First Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive the Merger Consideration as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL, and (ii) the Company, as the surviving entity of the First Merger, shall merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity (the “Surviving Entity”), and as a result of which, among other things, all of the issued and outstanding capital stock of the Company as of immediately prior to the Second Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist and each membership interest of Merger Sub 2 issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as a membership interest of the Surviving Entity, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the LLCA. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

In connection with the Merger Agreement, the Purchaser and certain security holders of the Company (the “Holders”) entered into lock-up agreements, dated as of May 18, 2022 (the “Lock-Up Agreements”), containing transfer and other restrictions on the disposition of the Restricted Securities (as defined in the Lock-Up Agreements) held by such Holder for the Lock-Up Period (as defined in the Lock-Up Agreements) specified therein, subject to certain exceptions.

The Purchaser hereby agrees to offer a one-time waiver of the restrictions under the Lock-Up Agreements with the Holders specified on Exhibit A hereto solely with respect to seven and one-half percent (7.5%) of the number of shares of capital stock of Near held by each such Holder based upon the representations of such Holder in such Holder’s respective Lock-Up Agreement. Based upon such information, the number of shares of capital stock of Near held by each such Holder to be released (the “Released Securities”) is set forth opposite such Holder’s name on Exhibit A hereto (the “Released Securities”; the Released Securities also shall include the Restricted Securities into which such Near shares are converted at the Closing pursuant to the terms of the Merger Agreement). The restrictions under the Lock-Up Agreements with such Holders shall no longer apply solely with respect to such Released Securities. For the avoidance of doubt, all other Restricted Securities held by such Holders shall remain fully subject to the Lock-Up Agreements in all respects, and the Lock-Up Agreements shall remain unchanged and shall remain in full force and effect.

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IN WITNESS WHEREOF, this Notice of Waiver has been duly executed by the undersigned duly authorized officer of the Purchaser as of the date first above written.

KludeIn I Acquisition Corp.

By:	/s/ Narayan Ramachandran
	Name:	Narayan Ramachandran
	Title:	Chairman & CEO